SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PATRIOT CAPITAL FUNDING, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Patriot Capital Funding, Inc.

Notice of Annual Meeting of Stockholders

To the Stockholders:

The 2006 Annual Meeting of Stockholders of Patriot Capital Funding, Inc. (the “Company”) will be held at the Dolce Norwalk Conference Center, 32 Weed Avenue, Norwalk, Connecticut 06850, on June 14, 2006, at 10:00 a.m. (Eastern Daylight Savings Time) for the following purposes:

1. To elect three (3) Class I directors of the Company who will serve for three (3) years, or until their successors are duly elected and qualified;

2. To ratify the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2006;

3. To approve of the issuance of 1,130,181 shares of the Company’s common stock upon the exercise of options to be granted pursuant to the Company’s Stock Option Plan; and

4. To transact such other business as may properly come before the meeting and any adjournments or postponements.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on May 12, 2006. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the board of directors,

/s/  William E. Alvarez, Jr.
William E. Alvarez, Jr.
Secretary

Westport, CT
May 16, 2006

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person.

Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880

PROXY STATEMENT
2006 Annual Meeting of Stockholders

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Patriot Capital Funding, Inc. (the “Company” or “Patriot Capital Funding”) for use at the Company’s 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on June 14, 2006, at 10:00 a.m. (Eastern Daylight Savings Time) at the Dolce Norwalk Conference Center, 32 Weed Avenue, Norwalk, Connecticut 06850, and at any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders for the year ended December 31, 2005, are first being sent to stockholders on or about May 16, 2006.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing. Please send your notification to Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880, Attention: Secretary, and submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank, or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1. To elect three (3) Class I directors of the Company who will serve for three years, or until their successors are duly elected and qualified;

2. To ratify the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2006;

3. To approve of the issuance of 1,130,181 shares of the Company’s common stock upon the exercise of options to be granted pursuant to the Company’s Stock Option Plan; and

4. To transact such other business as may properly come before the Meeting and any adjournments or postponements.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on May 12, 2006 (the “Record Date”). On April 26, 2006, there were 12,158,387 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Nominee Directors.  The affirmative vote of a majority of the votes cast at the Meeting is required to elect the three nominees as directors. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of the Issuance of Common Stock upon the Exercise of Options to be Granted pursuant to the Company’s Stock Option Plan.  The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to approve this proposal. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s Secretary.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of April 26, 2006, each stockholder who owned more than 5% of the Company’s outstanding shares of common stock, each current director, each nominee for director, the Company’s executive officers, and the directors and executive officers as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

			Dollar Range of
			Equity Securities
	Number of		Beneficially Owned by
	Shares Owned	Percentage	Directors and
Name of Beneficial Owner	Beneficially(1)	of Class(2)	Executive Officers(3)

Stockholders Owning 5% or greater of the Company’s Outstanding Shares
Compass Group Investments, Inc.(4)	1,281,929	10.5%		Not applicable
Bayside Executive Park West Bay St. & Blake Road Nassau, Bahamas
American Century Companies, Inc. and American Century Investment Management, Inc.(5)	620,426	5.1%		Not applicable
4500 Main Street Kansas City, MO 64111
Interested Directors:
Richard P. Buckanavage	52,152	*		$500,001 - $1,000,000
Timothy W. Hassler	52,152	*		$500,001 - $1,000,000
I. Joseph Massoud(6)	—	—		—
Independent Directors:
Steven Drogin	1,000	*		$10,001 - $50,000
Mel P. Melsheimer	3,000	*		$10,001 - $50,000
Richard A. Sebastiao	1,800	*		$10,001 - $50,000
Dennis O’Dowd	1,000	*		$10,001 - $50,000
Executive Officers:
William E. Alvarez, Jr.	2,040	*		$10,001 - $50,000
Clifford L. Wells	2,000	*		$10,001 - $50,000
Matthew R. Colucci	5,384	*		$50,001 - $100,000
All Directors and Officers as a Group(7)	120,528	*	Over $	1,000,000

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	Based on a total of 12,158,387 shares of the Company’s common stock issued and outstanding on April 26, 2006.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. The dollar range of equity securities beneficially owned by our directors and executive officers is based on the closing price of our common stock on April 26, 2006 which was $12.32. The dollar range of equities securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

(4)	Wilton Funding Holdings, LLC is the record holder of all of these shares. Wilton Funding Holdings, LLC is indirectly owned and controlled by Compass Group Investments, Inc. As a result, Compass Group Investments, Inc. may be deemed to beneficially own the shares held by Wilton Funding Holdings, LLC.

Compass Wilton Partners, LP is the sole member of Wilton Funding Holdings, LLC; Concorde Wilton Holdings, LP is the principal limited partner of Compass Wilton Partners, LP; and Navco Management, Inc. is the general partner of Compass Wilton Partners, LP and Concorde Wilton Holdings, LP, and, as a result, each of Compass Wilton Partners, LP, Concorde Wilton Holdings, LP and Navco Management, Inc.

may be deemed to beneficially own the shares of common stock held by Wilton Funding Holdings, LLC. Compass Group Investments, Inc. is the sole limited partner of Concorde Wilton Holdings, LP.

Arthur Coady is a director of Navco Management, Inc. and, as a result, may be deemed to beneficially own the shares of common stock held by Wilton Funding Holdings, LLC.

Arthur Coady and each of the entities discussed herein disclaims beneficial ownership of the shares of common stock referred to herein, except to the extent of their pecuniary interest therein.

The address for Arthur Coady and all of the entities discussed herein is c/o Compass Group Investments, Inc., Bayside Executive Park, West Bay Street and Blake Road, Nassau Bahamas.

(5)	Information regarding share ownership was obtained from the Schedule 13G filed by American Century Companies, Inc. and American Century Investment Management, Inc. on February 14, 2006.

(6)	Mr. Massoud is the chairman of our board of directors and a member of the executive committee of our board of directors. Mr. Massoud is also the founder and the managing partner of The Compass Group International LLC, the investment advisor to Compass Group Investments, Inc. He disclaims beneficial ownership of the shares of our common stock owned by Compass Group Investments, Inc.

(7)	The address for all officers and directors is c/o Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities			Under Equity
	to be Issued Upon		Weighted-Average	Compensation Plan
	Exercise of		Exercise Price of	(Excluding Securities
	Outstanding Options		Outstanding Options	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by public stockholders	—		—	—
Equity compensation plans not approved by public stockholders	1,301,496	(1)	$14.00	40,252	(1)
Total	1,301,496		$14.00	40,252

(1)	The stock option plan pursuant to which these options were issued or are issuable was approved by our stockholders prior to our initial public offering. For a description of the stock option plan, see Proposal 3 — “Approve Issuance of Common Stock upon Exercise of Options to be Granted pursuant to the Company’s Stock Option Plan.”

PROPOSAL 1.

ELECTION OF DIRECTORS

Pursuant to the Company’s restated bylaws, the board of directors may modify the number of members of the Board provided that the number of directors will not be fewer than five or greater than eleven and that no decrease in the number of directors shall shorten the term of any incumbent director. Currently, the number of directors is seven. Directors are generally elected for a staggered term of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are duly elected and qualified; however, pursuant to the Company’s restated certificate of incorporation the initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2006; that of Class II shall expire at the annual meeting in 2007; and that of Class III shall expire at the annual meeting in 2008.

The Class I directors, Messrs. Drogin, Melsheimer and Sebastiao, have been nominated for election for a three-year term expiring in 2009. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Directors

Certain information, as of April 26, 2006, with respect to each of the three nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

The business address of each nominee and director listed below is c/o Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880.

Nominees for Class I Directors — Term Expiring 2009

All three Class I directors are independent directors for purposes of the Investment Company Act of 1940, or the “1940 Act”.

Steven Drogin

Age 62.  Mr. Drogin has been a member of our board of directors since June 2005. He retired from KPMG LLP in 2003 where he worked for 38 years and served as an audit partner since 1976. From 1992 until he retired, Mr. Drogin was a member of KPMG’s Financial Services Practice. Mr. Drogin is a Certified Public Accountant (“CPA”) and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs (“NYSSCPA”). He has served on several of NYSSCPA’s committees. From 1990 to 1992, he was the Chairman of the NYSSCPA’s Leasing and Financial Services Companies Committee.

Mel P. Melsheimer

Age 66.  Mr. Melsheimer has been a member of our board of directors since June 2005. He is currently the president and a director of Linkhorn Capital Advisors, Inc., an entity which is a managing member of Masters Capital Nanotechnology, LLC, a venture capital general partner. From February 1997 to December 2004, Mr. Melsheimer served as the president, chief operating officer and chief financial officer of Harris & Harris Group, Inc., a publicly traded business development company. During his tenure at Harris & Harris Group, Mr. Melsheimer also served as the chief compliance officer, the treasurer and a managing director. From March 1994 to February 1997, he served as a consultant to Harris & Harris Group or as an officer and a director to one of its portfolio companies. From November 1992 to February 1994, he served as executive vice president, chief operating officer and secretary of Dairy Holdings, Inc., a privately-held dairy company.

Richard A. Sebastiao

Age 58.  Mr. Sebastiao has been a member of our board of directors since June 2005. He is the founder of RAS Management Advisors, Inc. and its predecessors (“RAS Management”), a crisis management and turnaround firm. Since December 1989, he has served as the president of RAS Management. As president of RAS Management, Mr. Sebastiao has also served, on an interim basis, as the chief restructuring officer and/or chief executive officer of several entities which retained RAS Management in connection with their restructurings. Since February 2003, Mr. Sebastiao has also served on the board of directors of ATC Associates, Inc., an environmental consulting firm. Since December 2005, he has served on the board of directors of CDI Holding Corp., a holding company for a regional chain of drug stores and convenience stores.

Class II Directors — Term Expiring 2007

Mr. O’Dowd is an independent director for purposes of the Investment Company Act of 1940. Mr. Massoud is an interested person, as defined in the Investment Company Act of 1940, due to his affiliation with Compass Group Investments, Inc.

Dennis C. O’Dowd

Age 56.  Mr. O’Dowd has been a member of our board of directors since June 2005. He has been a financial and business consultant since 1980 and maintains an active portfolio in timber and real estate. From 1983 to 2000, Mr. O’Dowd also served in various capacities, including chief executive officer, of the U.S. branch and related financial and investment companies of Creditanstalt Bankverein, an Austrian-based financial institution, which later merged with Bank Austria. Prior to joining Creditanstalt Bankverein, Mr. O’Dowd worked at Nederlandsche Middenstandsbank from 1979 to 1983, Fidelity Bank from 1977 to 1979 and began his banking career at Chemical Bank in 1970.

I. Joseph Massoud

Age 38.  Mr. Massoud has been a member of our board of directors since June 2005. He serves as the chairman of our board of directors. Since November 2005, Mr. Massoud has been trustee of Compass Diversified Trust and the managing partner of Compass Group Management LLC. Since December 2005, he has been the chief executive officer of Compass Group Diversified Holdings LLC. He is also currently the managing partner of The Compass Group International LLC, the investment advisor to Compass Group Investments, Inc., a private investment firm. Prior to founding The Compass Group International LLC in 1998, Mr. Massoud was vice president of finance at Petroleum Heat and Power, Inc., an affiliate of Star Gas Partners, LP (“Star”), a leading U.S. retail distributor of heating oil and propane, and subsequently also served on Star’s board of directors from 1999 to 2001. Previously, Mr. Massoud was an investment professional with Colony Capital, Inc., a private equity firm that focuses on real estate-related and distressed assets, and a management consultant with McKinsey & Co. in their Los Angeles and Mexico City offices. Mr. Massoud is currently on the boards of directors of a number of Compass Group Investments, Inc.’s portfolio companies. He also serves on the board of directors of Teekay LNG Partners, LP, a New York Stock Exchange traded master limited partnership.

Class III Directors — Term Expiring 2008

Messrs. Buckanavage and Hassler are interested persons of Patriot Capital Funding under the 1940 Act because they are also officers of Patriot Capital Funding.

Richard P. Buckanavage

Age 42.  Mr. Buckanavage has been a member of our board of directors since June 2003. He is our president and chief executive officer. Prior to founding Patriot Capital Funding, Mr. Buckanavage was a managing director and the head of debt sales at GE Capital Markets, Inc. from 1999 to 2003 where he was responsible for all domestic debt syndication and private placement activities. From 1995 to 1999, Mr. Buckanavage was a senior vice president and midwest region manager for Creditanstalt Corporate Finance, Inc. (“CCFI”). During that time, he was also a senior investment officer at Creditanstalt Small Business Investment Corporation (“CSBIC”), CCFI’s private equity unit that originated and managed a portfolio of non-controlling equity investments. CCFI and CSBIC were a “one-stop” capital source that focused on making investments in middle market companies in conjunction with private equity sponsors. In his capacities at CCFI and CSBIC, Mr. Buckanavage managed a portfolio of senior secured loans, subordinated debt and equity investments in excess of $1.2 billion. While at CSBIC, Mr. Buckanavage was also a member of the board of directors of several of CSBIC’s portfolio companies. His professional experience also includes various business development and portfolio management roles in the leveraged finance groups at Bank of America, and Fleet Bank and its predecessors.

Timothy W. Hassler

Age 37.  Mr. Hassler has been a member of our board of directors since November 2002. He is our chief operating officer and chief compliance officer. Prior to founding Patriot Capital Funding, Mr. Hassler was a director in the capital markets division of U.S. Bank National Association and its predecessors from 1999 to 2002. During that time, he focused on originating, structuring and negotiating senior debt and junior capital investments for middle market leveraged transactions in the manufacturing, distribution, and food and agribusiness industries. From 1991 to 1999, Mr. Hassler worked in a middle market lending group of U.S. Bank National Association and its predecessors, where he was a relationship manager for a more than $200 million portfolio of middle market loans outstanding, with over $500 million of commitments. In this capacity, he was responsible for new business development, portfolio management and underwriting. Mr. Hassler began his career in the training program of U.S. Bank National Association and its predecessors in 1990.

Committees of the Board of Directors

The board of directors of the Company has established an executive committee, an audit committee, a compensation committee, a valuation committee, and a nominating and corporate governance committee. The audit committee, the compensation committee and the nominating and corporate governance committee each operate pursuant to a committee charter. The charter of each committee is available on the Company’s web site at www.patcapfunding.com in the Corporate Governance section.

During 2005, the board of directors of the Company held four board meetings and 13 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the board and of the respective committees on which they served. Each director makes a diligent effort to attend all board and committee meetings, as well as the annual meeting of stockholders. The Meeting will be the first annual meeting held since our initial public offering in July 2005. As a general matter, we expect that our directors will make every effort to attend the Meeting.

The Executive Committee.  The executive committee has and may exercise those rights, powers, and authority that the board of directors from time to time grants to it, except where action by the board is required by statute, an order of the SEC, or our restated certificate of incorporation or restated bylaws. One of the principal functions of the executive committee is to review and approve the acquisition of our investments. Our investment committee is also required to approve the acquisition and disposition of our investments. The executive committee met seven times during 2005. The members of the executive committee are Messrs. Buckanavage, Hassler and Massoud. Because Mr. Massoud is affiliated with Compass Group Investments, Inc. and Compass Group Investments, Inc. makes investments in middle market companies, a conflict of interest may arise in connection with Mr. Massoud’s determination to approve our proposed investments. In such event, Mr. Massoud will recuse himself from approving such investments and Mr. O’Dowd, one of our independent directors, will participate in the executive committee’s approval of such investments.

The Valuation Committee.  The valuation committee is responsible for reviewing and approving for submission to our board of directors, in good faith, the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The valuation committee met twice during 2005. The members of the valuation committee are Messrs. O’Dowd, Melsheimer and Sebastiao, each of whom is independent for purposes of the 1940 Act and the Nasdaq National Market corporate governance listing standards. Mr. Sebastiao serves as the chairman of the valuation committee.

The Audit Committee.  The audit committee is responsible for selecting our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The board of directors has adopted a charter for the audit committee, which is attached to this Proxy Statement as Appendix A. The audit committee met three times during 2005. The members of the audit committee are Messrs. Melsheimer, Sebastiao and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq National Market corporate governance listing standards. Mr. Melsheimer serves as the chairman of the audit committee. Our board of directors has determined that Mr. Melsheimer is an “audit committee financial expert” as defined under SEC rules.

The Compensation Committee.  The compensation committee determines the compensation for our executive officers and the amount of salary and bonus to be included in the compensation package for each of our executive officers. The compensation committee met once during 2005. The members of the compensation committee are Messrs. Sebastiao, O’Dowd and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq National Market corporate governance listing standards. Mr. O’Dowd serves as the chairman of the compensation committee.

The Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our board of directors or a committee of the board and overseeing the evaluation of the board of directors and our management. The nominating and corporate governance committee did not meet during 2005. In April 2006, the nominating and corporate governance committee met to discuss , among other things, nominating directors for election by our stockholders at this Meeting. The members of the nominating and corporate governance committee are Messrs. Melsheimer, O’Dowd and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq National Market corporate governance listing standards. Mr. Drogin serves as the chairman of the nominating and corporate governance committee.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The nominating and corporate governance committee also believes it appropriate for certain key members of the Company’s management to participate as members of the board.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating and corporate governance committee or the board decides not to re-nominate a member for re-election, or if the nominating and corporate governance committee recommends to expand the size of the board of directors, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board of directors provide suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Consultants may also be engaged to assist in identifying qualified individuals.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact Patriot Capital Funding’s Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Patriot Capital Funding, Inc., Board of Directors, c/o Secretary, 274 Riverside Avenue, Westport, CT 06880. All stockholder communications received by our Secretary in this manner will be delivered to one or more members of the board of directors.

Code of Business Conduct and Ethics

Each executive officer as well as every employee of the Company is subject to the Company’s code of business conduct and ethics, a copy of which is available on the Company’s website at www.patcapfunding.com in the Corporate Governance section.

Information about Executive Officers

The following information, as of April 26, 2006, pertains to the Company’s executive officers who are not directors of the Company.

William E. Alvarez, Jr.

Age 52.  Mr. Alvarez serves as our executive vice president, chief financial officer and secretary. Prior to joining Patriot Capital Funding in December 2004, Mr. Alvarez was an executive financial consultant at Trans-Lux Corporation, a public media and communication company, from February 2003 to December 2004. During that period, he was responsible for operations restructuring, SEC reporting and compliance with the Sarbanes-Oxley Act of 2002. From 2001 to 2003, Mr. Alvarez was employed by Bond Technologies, Inc., a privately-held professional technology consulting services firm, as chief financial officer. From 1998 to 2001, Mr. Alvarez was employed by Dynax Solutions, Inc., a privately-held professional technology consulting services firm, as chief financial officer. From 1992 to 1998, Mr. Alvarez was employed by NYFIX, Inc., a publicly-held developer of electronic trading and routing systems, as chief financial officer and secretary. Mr. Alvarez began his career at Deloitte & Touche, LLP in 1976 where he was primarily responsible for servicing financial services companies. Mr. Alvarez is a Certified Public Accountant.

Clifford L. Wells

Age 50.  Mr. Wells serves as our executive vice president and chief investment officer. Prior to joining Patriot Capital Funding in 2004, Mr. Wells was senior vice president — credit risk/ portfolio management at the US branch of Abbey National Treasury Services from 2002 to 2004. In that role, he provided credit analysis for middle market leveraged transactions, managed risks associated with a portfolio of distressed assets and provided day-to-day risk management of an oil and natural gas portfolio of nearly $1 billion. From 1996 to 2002, Mr. Wells served as senior vice president and northeast/mid-atlantic region manager for Creditanstalt Corporate Finance, Inc., a “one-stop” capital source that focused on making investments in middle market companies in conjunction with private equity sponsors, where he was responsible for all facets of the deal process including sourcing, structuring, closing and managing of senior and junior capital opportunities for middle market cash-flow transactions. He was also involved in implementing appropriate strategies for a portfolio of underperforming investments. His professional background also includes lending positions with Heller Financial, Inc., US West Financial Services, Inc. and GATX Capital Corporation. He started his career as an auditor with Arthur Andersen & Company. Mr. Wells is a Certified Public Accountant.

Matthew R. Colucci

Age 34.  Mr. Colucci serves as our executive vice president and managing director. Prior to joining Patriot Capital Funding in December 2003, Mr. Colucci was a vice president in GE’s Merchant Banking Group (and with its predecessor, Heller Financial, Inc.) from 1998 to 2003. During that period, he was responsible for originating, structuring, underwriting and monitoring both senior and junior capital investments in middle market leveraged transactions. From 1996 to 1998, Mr. Colucci was a senior associate in the Corporate Finance Group of Bayerische Landesbank, a German commercial bank. He began his career in 1994 as a bond analyst for The Aetna Casualty & Surety Company.

Compensation of Directors and Certain Executive Officers

The following table sets forth compensation earned during the year ended December 31, 2005, by all of the Company’s directors and three highest paid executive officers (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act.

Compensation Table

	Aggregate		Pension or	Total
	Compensation	Securities	Retirement Benefits	Compensation from
	from the	Underlying	Accrued as Part of	the Company
Name	Company(1)	Options	Company Expenses(2)	Paid to Directors(3)

Interested Directors:
I. Joseph Massoud	—	—	—	—
Chairman
Richard P. Buckanavage	$634,435	503,156	$8,400	—
President, Chief Executive Officer and Director
Timothy W. Hassler	633,659	503,156	8,400	—
Chief Operating Officer,
Chief Compliance Officer and Director
Independent Directors:
Steven Drogin	28,250	—	—	$28,250
Director
Mel P. Melsheimer	22,750	—	—	22,750
Director
Richard A. Sebastiao	30,500	—	—	30,500
Director
Dennis C. O’Dowd	27,750	—	—	27,750
Director
Executive Officer:
Matthew R. Colucci	335,741	201,262	8,400	—
Executive Vice President and Managing Director

(1)	Includes salary and bonus. Amount also includes whole life and disability insurance premiums for Messrs. Buckanavage and Hassler and term life and disability insurance premium for Mr. Colucci, paid in each case by us.

(2)	The amounts represent a contribution made by us pursuant to our 401(k) plan for such executive officer.

(3)	The Company only began to pay fees to its directors for serving in such capacity in July 2005 in conjunction with its initial public offering. Such fees are also included in the column entitled “Aggregate Compensation from the Company.”

Compensation of Non-Officer Directors

The Company’s independent directors receive an annual fee of $18,000. They also receive $3,500 in connection with attending each board meeting. Board meeting fees are reduced by 50% in the event that a director does not attend such board meeting in-person. In addition, each member of the audit committee, compensation committee, nominating and corporate governance committee and valuation committee, other than the chairman of such committee, receives $1,500 in connection with attending each committee meeting. Each chairman of such committees receives $2,500 in connection with attending each committee meeting. Also, any independent director requested to participate in a meeting of the executive committee receives $2,500 in connection with participating in each such meeting.

Stock Option Awards

The following table sets forth the details relating to option grants in 2005 to Compensated Persons under the Company’s Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the SEC, and the value of all unexercised options held by Compensated Persons. See “Stock Option Plan.”

Option Grants During 2005

	Number of	Percent of			Potential Realizable Value		Value of
	Securities	Total			at Assumed Annual Rates of		Unexercised
	Underlying	Options	Exercise		Stock Appreciation Over		In-the-Money
	Options	Granted in	Price per	Expiration	5-Year Term(3)		Options as of
Name	Granted(1)	2005(2)	Share	Date	5%	10%	12/31/05(4)

Richard P. Buckanavage	503,156	38.7%	$14.00	08/02/2015	$1,946,200	$4,300,500	$-0-
President and Chief Executive Officer
Timothy W. Hassler	503,156	38.7	$14.00	08/02/2015	$1,946,200	$4,300,500	$-0-
Chief Operating Officer and Chief Compliance Officer
Matthew R. Colucci	201,262	15.5	$14.00	08/02/2015	$778,500	$1,720,200	$-0-
Executive Vice President and Managing Director

(1)	All options granted to officers in 2005 vest over three years, with one-third of such options vesting on each of the first three anniversaries of the grant date.

(2)	In 2005, we granted options to purchase a total of 1,301,496 shares.

(3)	Potential realizable value is calculated on 2005 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the SEC. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by us of the option holder. The potential realizable value will not necessarily be realized.

(4)	Value of unexercised options is calculated as the closing market price on December 31, 2005, net of the option exercise price, but before any tax liabilities upon the exercise of options. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2005. None of the options held by Compensated Persons at December 31, 2005 were “in-the-money”.

Option Exercises and Year-End Option Values

None of the Compensated Persons exercised any options during 2005.

Stock Option Plan

Our stock option plan is intended to encourage stock ownership in us by our officers and directors. The principal objective in awarding stock options to our eligible officers and directors is to align each optionee’s interests with our success and the financial interests of our stockholders by linking a portion of such optionee’s compensation to the performance of our stock and the value delivered to stockholders.

A total of 1,341,748 shares of common stock are reserved for issuance under our stock option plan. Stock options are granted under the stock option plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if our stock price increases. Each option will state the period or periods of time within which the option may be exercised, which may not exceed ten years from the date of grant. The compensation committee will determine the amount and features of the stock options, if any, to be awarded to optionees. The compensation committee will evaluate a number of criteria, including the past service of each such optionee to us, the present and potential contributions of such optionee to our success and such other factors as the compensation committee shall deem relevant in connection with accomplishing the purposes of the stock option plan, including the recipient’s current stock holdings, years of service, position with us and other factors. The compensation committee will not apply a formula assigning specific weights to any of these factors when making its determination. The compensation committee will award stock options on a subjective basis, and such awards will depend in each case on the performance of the officer or director under consideration, and in the case of new hires, their potential performance.

The stock option plan is designed to satisfy the conditions of Section 422 of the Internal Revenue Code so that, if the compensation committee so elects, options granted under the stock option plan may qualify as “incentive stock options.” To qualify as “incentive stock options,” options may not become exercisable for the first time in any year if the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

Under current SEC rules and regulations applicable to business development companies, a business development company may not grant options to non-employee directors. We may apply in the future for exemptive relief from the SEC to permit us to grant options to purchase shares of our common stock to our non-employee directors as a portion of their compensation for services on our board of directors.

401(k) Plan

We maintain a 401(k) plan in which all full-time employees who are at least 21 years of age and have one year of service are eligible to participate. Eligible employees have the opportunity to contribute their compensation on a pre-tax salary basis into the 401(k) plan up to $15,000 annually for the 2006 plan year, and to direct the investment of these contributions. Plan participants who reach the age of 50 prior to or during the 2006 plan year will be eligible to defer an additional $5,000 during 2006. In addition, for the 2006 plan year, we will contribute up to 4% (1% of which is discretionary) of the lesser of (i) each participant’s eligible compensation for the year and (ii) $220,000, to each participant’s plan account on the participant’s behalf, which will be fully vested at the time of contribution.

Employment Agreements

On August 2, 2005, we entered into employment agreements with Messrs. Buckanavage and Hassler that provide for a three-year term.

The initial base salary under the employment agreements of each of Messrs. Buckanavage and Hassler is $300,000. Our board of directors has the right to increase the base salary during the term and also to decrease it if such reduction is implemented by us as part of an overall general salary reduction affecting all of our employees and certain other conditions are satisfied.

The employment agreements also provide that each of the executive officers is entitled to receive an annual bonus based on an award range of 50% of the executive officer’s then-current base salary for achieving certain base performance objectives and 175% of the executive’s then-current base salary for achieving the highest level of performance objectives. The compensation committee of the board of directors will establish such performance objectives annually. In addition, the compensation committee is authorized to award a discretionary bonus to the executive officers even if the applicable performance objectives have not been fully met.

Each of the executive officers is also contractually entitled to participate in our stock option plan, which is described above. The employment agreements provide that Messrs. Buckanavage and Hassler would receive no fewer than 20% of the options to be available for grant under our stock option plan to members of our senior management after the completion of our next two public offerings of common stock, if such offerings are made. All such options will have an exercise price which shall be not less than the fair market value of our common stock on the date of grant. These options will vest ratably over a three year period, with one-third of such options vesting on each of the first three anniversaries of the grant date.

Pursuant to the employment agreements, if the executive officer’s employment is terminated by such executive officer without good reason (as defined in the employment agreements) or due to death or a disability, the executive officer or his beneficiary would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, if the executive officer’s employment is terminated due to death or a disability, the executive officer or his beneficiary will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average bonus during the term of the agreement, paid in a lump sum. Furthermore, in the case of termination of employment due to death, the executive officer’s beneficiary will be entitled to an amount equal to between one and one and one-half times the sum of his annual base salary in the current year and his average bonus during the term of the agreement, paid in a lump sum.

If either of Messrs. Buckanavage and Hassler terminates his employment for good reason, or if we terminate his employment other than for cause, he will be entitled to receive, among other things, an amount equal to between one and one and one-half times the sum of his annual base salary in the then current year and his average bonus during the term of the agreement, paid over one to one and one-half years in monthly installments. In addition, the executive officer will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average bonus during the term of the agreement. Moreover, he will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. He will also be entitled to receive benefits under any group health and life insurance for up to one and one-half years after termination. Finally, the executive officer’s options shall become fully vested upon termination.

If the executive officer terminates his employment for any reason within one year following a change of control (as defined in his employment agreement), the executive officer will be entitled to receive an amount equal to three times the sum of his annual base salary in the then current year and his average bonus during the term of the agreement, paid over three years in monthly installments. In addition, the executive officer will be entitled to receive an amount equal to the pro rata portion the amounts and benefits set forth in the immediately preceding paragraph. If the executive officer terminates his employment for good reason (for this purpose only, the term good reason has a slightly modified meaning under the employment agreement), or if we terminate the executive officer’s employment without cause within one year following a change of control, the executive officer will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average bonus during the term of the agreement. Moreover, the executive officer will be entitle to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive officer will also be entitled to receive benefits under any group health and life insurance for up to three years after termination. In addition, upon change in control, regardless of whether the executive officer terminates employment, the executive officer’s options will become fully vested.

After an executive officer’s termination of employment for any reason and for a period equal to the greater of one year or the period during which the executive officer is receiving severance payments, the employment agreements prohibit such executive officer from soliciting any of our employees, clients and certain prospective clients. For this same time period, the employment agreements also prohibit each of the executive officers from engaging in any business activity that competes with us. The employment agreements also require that each of the executive officers protect our confidential information. Finally, each of the executive officers will be required to enter into an agreement with us that provides for a general release of all legal claims that are or may be held by them against us in order for each of them to receive any severance payments pursuant to their employment agreements.

On December 16, 2005, we entered into an employment agreement with our executive vice president and managing director, Matthew R. Colucci. The employment agreement with Mr. Colucci provides for a three-year term that commenced on December 16, 2005.

Under the terms of Mr. Colucci’s employment agreement, his initial base salary will be $185,000. Our board of directors will have the right to increase the base salary during the term and also to decrease it if such reduction is implemented by us as part of an overall general salary reduction affecting all of our employees and certain other conditions are satisfied. Additionally, we will pay to Mr. Colucci in a lump sum an amount equal to the difference between his base salary immediately before entering into the employment agreement and the base salary set forth above for the period from August 1, 2005 through December 16, 2005.

Mr. Colucci is entitled to receive an annual bonus based on an award range of 50% of his then-current base salary for achieving certain base performance objectives and 150% of his then-current base salary for achieving the highest level of performance objectives. The compensation committee of our board of directors will establish such performance objectives annually. In addition, the compensation committee is authorized to award a discretionary bonus to corporate officers even if the applicable performance objectives have not been fully met.

Mr. Colucci’s employment agreement further provides that he will receive no fewer than 8.0% of the options available for grant to members of our senior management after the completion of the next two public offerings of our common stock. All options to be granted pursuant to the employment agreement will have an exercise price which is not less than the fair market value of our commons stock on the date of grant. The options will also vest ratably over a three-year period, with one-third of such options vesting on each of the first three anniversaries of the grant date.

Pursuant to Mr. Colucci’s employment agreement, if his employment is terminated by him without good reason (as defined in the employment agreements) or due to death or a disability, Mr. Colucci or his beneficiary would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, if Mr. Colucci’s employment is terminated due to death or a disability, Mr. Colucci or his beneficiary will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which he terminated employment) of his average bonus during the term of the agreement, paid in a lump sum. Furthermore, in the case of termination of employment due to death, Mr. Colucci’s beneficiary will be entitled to an amount equal to one-half of the sum of his annual base salary in the current year and his average bonus during the term of the agreement, paid in a lump sum.

If Mr. Colucci’s employment is terminated for good reason, or if we terminate his employment other than for cause, he will be entitled to receive, among other things, an amount equal to the sum of his annual base salary in the then current year and his average bonus during the term of the agreement, paid in equal monthly installments, with the first six months of installments paid in a single lump sum six months after Mr. Colucci’s termination of employment, and the remaining installments paid monthly thereafter. In addition, Mr. Colucci will be entitled to receive a lump sum amount equal to a pro rata portion (based on length of service during the year in which Mr. Colucci terminated employment) of his average bonus during the term of the agreement. Moreover, each Mr. Colucci will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Mr. Colucci will also be entitled to receive employer paid benefits under any group health and life insurance for up to 18 months after termination. Finally, Mr. Colucci’s options shall become fully vested upon termination.

For a period of one year after Mr. Colucci’s termination of employment for any reason, the employment agreement prohibits Mr. Colucci from soliciting any of our employees, portfolio companies and certain prospective clients. For this same time period, the employment agreement also prohibits Mr. Colucci from engaging in any business activity that competes with us. The employment agreement also requires that Mr. Colucci protect our confidential information. Finally, Mr. Colucci will be required to enter into an agreement with us that provides for a general release of all legal claims that are or may be held by him against us in order for Mr. Colucci to receive any severance payments pursuant to the employment agreement.

Certain Relationships and Related Transactions

We were capitalized by affiliates of Compass Group Investments, Inc., which provided us with $30.1 million of equity capital, a $400,000 demand note and a $2.0 million secured revolving line of credit. I. Joseph Massoud is the chairman of our board of directors and a member of the executive committee of our board of directors. Mr. Massoud is the founder and the managing partner of The Compass Group International LLC, the investment advisor to Compass Group Investments, Inc.

Prior to our initial public offering, Compass Group Investments, Inc. beneficially owned 100% of our equity interests. As of April 26, Compass Group Investments, Inc. beneficially owned 10.5% of our outstanding shares of common stock through an indirect subsidiary, Wilton Funding Holdings, LLC.

Prior to our initial public offering, Kilgore Consulting CPM LLC, an entity affiliated with Compass Group Investments, Inc., provided consulting services to us. Pursuant to the consulting agreement, Kilgore Consulting regularly analyzed the viability and performance of certain investments and advised us with respect to the suitability of additional investment opportunities. Under the consulting agreement, we paid Kilgore Consulting an annual fee of $500,000 for such consulting services. Pursuant to the consulting agreement, we elected to defer the payment of such consulting fees until the later of January 1, 2006 or the termination of the agreement. This consulting agreement was terminated on July 27, 2005. We used a portion of the net proceeds we received in our initial public offering to pay all accrued but unpaid consulting fees owed under the consulting agreement at the time of its termination.

Prior to our initial public offering, Philan LLC, an entity affiliated with Compass Group Investments, Inc., provided consulting services to us. Pursuant to the consulting agreement, Philan LLC analyzed our business and assisted us in developing and planning the implementation of operating and internal growth strategies. Under the consulting agreement, we paid Philan LLC an annual fee of $500,000 for such consulting services. This consulting agreement was terminated on July 27, 2005. We used a portion of the net proceeds we received in our initial public offering to pay all accrued but unpaid consulting fees owed under the consulting agreement at the time of its termination.

On February 11, 2003, we entered into a $2.0 million revolving credit agreement with an entity affiliated with Compass Group Investments, Inc. On July 12, 2005, we repaid all outstanding borrowings under this revolving credit agreement and terminated the revolving credit agreement in conjunction with such repayment.

During 2004, we engaged RAS Management Advisors, Inc. to provide us certain due diligence services in connection with our evaluation of a proposed portfolio investment. RAS Management Advisors, Inc. was paid approximately $19,000 by us for such services. During 2003, we paid RAS Management Advisors, Inc. approximately $13,000 in connection with its provision of certain due diligence services to us. In each case, our portfolio companies subsequently reimbursed us for such expenditures. Richard A. Sebastiao, a member of our board of directors, is the founder, owner and president of RAS Management Advisors, Inc.

In November 2002, we entered into an informal arrangement with The Compass Group International LLC, the investment advisor for Compass Group Investments, Inc., under which we occupied space at The Compass Group International LLC’s offices located in Westport, Connecticut in exchange for allowing The Compass Group International LLC’s to use certain of our administrative personnel. In October 2005, we entered into a lease agreement for new office space in Westport, Connecticut with an unaffiliated third-party. As a result, we terminated our informal arrangement with The Compass Group International LLC on October 1, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4, and 5 filed by such persons, the Company believes that during 2005 all Section 16(a) filing requirements applicable to such persons were met in a timely manner, except that Richard A. Sebastiao, a member of our board of directors, failed to timely file his Form 3.

PROPOSAL 2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee and the disinterested members of the board of directors have appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, subject to ratification by stockholders.

Grant Thornton LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiary.

The Company expects that a representative of Grant Thornton LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to questions.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Fees Paid to Grant Thornton LLP for 2005 and 2004

The following are aggregate fees billed to the Company by Grant Thornton LLP relating to services performed by Grant Thornton LLP during 2005 and 2004.

	Fiscal Year Ended
	December 31
	2005	2004

Audit Fees	$487,164	$140,000
Audit-Related Fees	—	—
Tax Fees	11,205	—
All Other Fees	—	—

TOTAL FEES:	$498,369	$140,000

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the interim consolidated financial statements and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings, including services rendered in connection with registration statements and comfort letters. During 2005, such fees included services provided in connection with the Company’s initial public offering.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Report of the Audit Committee

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during 2005 and as of and for the year ended December 31, 2005. Management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and reviewed significant accounting issues with the audit committee. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In accordance with its charter, the audit committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s registered independent public accounting firm before the registered independent public accounting firm is engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The audit committee limits the engagement by the Company of Grant Thornton LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2005, all services provided by Grant Thornton LLP were pre-approved by the audit committee in accordance with this policy.

The audit committee received and reviewed the written disclosures from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the firm its independence. The audit committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the rules restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the financial statements as of and for the year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The audit committee also recommended the selection of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2006.

Audit Committee

Mel P. Melsheimer, Chairman
Richard A. Sebastiao, Member
Steven Drogin, Member

PROPOSAL 3.

APPROVE ISSUANCE OF 1,130,181 SHARES OF COMMON STOCK UPON EXERCISE OF OPTIONS TO BE GRANTED PURSUANT TO THE COMPANY’S STOCK OPTION PLAN

We established the Stock Option Plan (the “Option Plan”) to encourage stock ownership in the Company by officers and directors, thus giving them a proprietary interest in our performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.

The Company’s board of directors and its compensation committee, which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and director compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of the stockholders.

As a business development company under the 1940 Act, Patriot Capital Funding is permitted to allocate up to 20% of its total shares outstanding to the Option Plan. Currently, the Option Plan provides for the issuance of options to purchase a maximum of 1,341,748 shares of common stock, which represents approximately 11.0%, on a fully diluted basis, of the 12,158,387 shares of common stock that were outstanding as of April 26, 2006.

The compensation committee is submitting to the stockholders for approval the issuance of 1,130,181 shares of the Company’s common stock upon the exercise of options to be granted under the Option Plan (which includes the issuance of 40,252 shares of common stock of the Company that are currently available for issuance upon exercise of options to be granted under the Option Plan). These options, when combined with the outstanding but unexercised options would represent approximately 20% of the outstanding common stock of the Company on a fully diluted basis. The compensation committee and the board of directors believe that the approval of this proposal is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees and directors through the use of stock incentives. A copy of the Option Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B.

The Company believes that increasing the number of shares of common stock available under the Option Plan to 20% of the Company’s total shares outstanding, on a fully diluted basis, is reasonable and appropriate and achieves the competitive compensation objective without compromising stockholder value through less favorable alternatives. The compensation committee and the board of directors recommend the adoption of this proposal.

Description of the Option Plan

Purpose.  The purpose of the Option Plan is to advance the interests of the Company by providing officers and directors of the Company who have substantial responsibility for the direction and management of the

Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

Authorization.  Under the existing Option Plan, options may be granted from time to time to purchase up to 1,341,748 shares. As of April 26, 2006, the Company had granted 1,301,496 options, of which none have been exercised, and 40,252 options remain available for grant. The board of directors proposes to amend the existing Option Plan to increase the number of shares authorized for issuance by 1,089,929 shares. The maximum number of shares that may be issued through the exercise of options granted under the Option Plan, as proposed to be amended, would be 2,431,677.

Administration.  The Option Plan is administered by the Company’s compensation committee which is comprised of members of the Company’s board of directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, (b) have no financial interest in grants of stock options to officers of the Company under the Option Plan and not be an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company, and (c) be an “outside director” as that term is defined under Section 162(m) of the Internal Revenue Service Code (the “Code”).

The compensation committee interprets the Option Plan and, to the extent and in the manner contemplated in the Option Plan, exercises the discretion reserved to it in the Option Plan. The compensation committee may prescribe, amend, and rescind rules and regulations relating to the Option Plan and make all other determinations necessary for its administration. The decision of the compensation committee on any interpretation of the Option Plan or administration thereof, if in compliance with the provisions of the 1940 Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

Terms of options.  The compensation committee’s principal objective in awarding stock options to the eligible officers and directors of the Company is to align each optionee’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the Option Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The compensation committee determines the amount and features of the stock options, if any, to be awarded to optionees. The compensation committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company, and such other factors as the compensation committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the recipient’s current stock holdings, years of service, position with the Company, and other factors. The compensation committee does not apply a formula assigning specific weights to any of these factors when making its determination. The compensation committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration. Pursuant to the 1940 Act, options may not be repriced for any participant.

Participants — key employees.  The compensation committee determines and designates those key employees of the Company who are eligible to participate in the Option Plan. The compensation committee also determines the number of options to be awarded to each optionee. In making these determinations, the compensation committee takes into account the past service of the optionee and potential contributions to the success of the Company, and such other factors as the compensation committee deems relevant to accomplish the purposes of the Option Plan.

Participants — non-officer directors.  Non-employee directors will be eligible to participate in the Option Plan upon issuance of an order by the SEC pursuant to Section 61 of the 1940 Act and then only in accordance with the terms and condition of such order. As of the date of this proxy statement, we have not filed an application to receive such an order, though we may do so in the future.

Exercise of options.  Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which the Company approves the granting of an option or the date specified in the Option Plan is considered the date on which the option is granted.

Options may contain such other terms and conditions as the compensation committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

All rights to exercise options terminate 180 days after an optionee ceases to be a key employee or director of the Company for any cause other than death or total and permanent disability. If an optionee’s employment is terminated for any reason other than death or total and permanent disability before expiration of his option and before he has fully exercised it, the optionee has the right to exercise the option during the balance of a 180-day period from the date of termination. If an optionee dies or becomes totally and permanently disabled before expiration of the option without fully exercising it, he or she or the executors or administrators or legatees or distributees of the estate shall, as may be provided at the time of the grant, have the right, within one year after the optionee’s death or total and permanent disability, to exercise the option in whole or in part before the expiration of its term.

Payment for shares.  Full payment for shares purchased must be made at the time of exercising the option in whole or in part.

Effect of change in shares subject to the plan.  If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the compensation committee.

Change of control.  In the event of a change of control, all outstanding options will become fully vested and exercisable as of the change of control. For purposes of the Option Plan, a “change in control” is defined in the Option Plan to include a variety of events, including significant changes in our stock ownership, a merger and consolidation of the Company, and the sale and disposition of all or substantially all of the Company’s assets.

Amendment and termination.  The board of directors may modify, revise or terminate the Option Plan at any time. While the board of directors may seek stockholder approval of an action modifying a provision of the Option Plan when deemed advisable, the board of directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the Option Plan). The Option Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options, or by action of the board of directors, whichever shall first occur.

If the board of directors determines that the listing, registration, or qualification of the shares subject to an option upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, the option may not be exercised unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the board of directors. No option will expire during any period when the right to exercise an option is so suspended by the board of directors. The board of directors will extend its term for a further period so as to afford the optionee a reasonable opportunity to exercise the option, except that no option may be exercised more than ten years after it was granted.

Federal tax consequences of the option plan.  The following is a summary of certain federal income tax consequences of transactions under the Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

Incentive stock options.  In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Option Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.”

In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of the Company at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

Non-qualified stock options.  The grant of a non-qualified stock option under the Option Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

The board of directors believes that it is in the best interests of the Company and its stockholders to approve the issuance of 1,130,181 shares of the Company’s common stock upon the exercise of options to be granted under the Option Plan.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Meeting, or any adjournment thereof, is required to approve this proposal. In the event such approval is not obtained, the Option Plan shall continue in operation as it existed prior to the submission of this proposal to the Company’s stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS
VOTE TO APPROVE THIS PROPOSAL.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.

2007 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2007 annual meeting of stockholders must be received by the Company on or before January 16, 2007. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880, Attention: Secretary.

Stockholder proposals or director nominations to be presented at the 2007 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the previous year’s annual meeting of stockholders. For the Company’s 2007 annual meeting of stockholders, the Company must receive such proposals and nominations no later than March 16, 2007. If the date of the annual meeting has been changed by more than thirty (30) calendar days prior to or delayed by more than sixty (60) days after such anniversary date, stockholder proposals or director nominations must be so received not later than the close of business ninety (90) days prior to the 2007 annual meeting of stockholders or the tenth day following the day on which such notice of the date of the 2007 annual meeting of stockholders was mailed or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s restated bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Appendix A

Audit Committee Charter

PATRIOT CAPITAL FUNDING, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (“Board”) of Patriot Capital Funding, Inc. (the “Company”) has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee (“Committee”).

I.	Purpose

The primary function of the Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities, except those that are specifically related to the responsibilities of another committee of the Board, by overseeing and monitoring:

1. The quality and objectivity of financial reports and other financial information provided by the Company to any governmental body or the public and the independent audit thereof.

2. The Company’s system of internal controls regarding finance, accounting and regulatory compliance.

3. The material aspects of the Company’s accounting and financial reporting process generally.

4. The independence and performance of the Company’s independent accountants.

5. The compliance by the Company with legal and regulatory requirements.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.	Scope

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”). The responsibility to plan and conduct audits is that of the Company’s independent accountants. In fulfilling this responsibility, the independent accountants are ultimately accountable to the Board of the Company and the Committee. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s codes of ethics. The primary responsibility for these matters also rests with the Company’s management.

In order to fulfill its oversight responsibility to shareholders and the investment community, the Committee must be capable of conducting free and open discussions with management, independent accountants, employees and others regarding the quality of the financial statements and the system of internal controls.

III.	Responsibilities and Duties

A.	General Responsibilities

To carry out its purposes, the responsibilities of the Committee shall be as follows:

1. Maintain open communications with the independent accountants, executive management and the Board.

2. Review the financial results presented in all reports filed with the Securities and Exchange Commission (“SEC”).

3. Review all reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on the Company’s financial statements, operations, compliance policies and programs.

4. Review all correspondence between the Company and the SEC.

5. Review and reassess the adequacy of the Committee’s Charter at least annually and recommend any changes to the full Board.

6. Take any other actions required of the Committee by law, applicable regulations, or as requested by the Board.

In discharging its duties hereunder, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

B.	Responsibilities Regarding the Engagement of the Independent Accountants

1. The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Committee.

2. Ensure the independence of the independent accountants by:

a. Having the independent accountant deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; actively engaging in dialogue with the independent accountants about any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company’s independent accountants.

b. Pre-approving all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent accountants. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

c. Ensuring the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent accountants) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

d. Overseeing compliance with the guidelines set forth in Annex A relating to the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company.

C.	Responsibilities for Reviewing the Annual External Audit and the Financial Statements

The Committee will:

1. Request the independent accountants to confirm that they are accountable to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2. Review with management significant risks and exposures identified by management and management’s steps to minimize them.

3. Review the scope of the external audit with the independent accountants.

4. Review with management and the independent accountants, as appropriate:

a. The Company’s internal controls, including computerized information system controls and security.

b. The Company’s significant accounting policies.

c. The audited annual financial results and the Company’s quarterly financial statements before they are made public.

d. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

e. Material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

5. After the completion of the annual audit examination, or as needed throughout the year, discuss with management and the independent accountants:

a. The Company’s annual financial statements and related footnotes, including any adjustments to such statements recommended by the independent accountants.

b. Any significant findings and recommendations made by the independent accountants with respect to the Company’s financial policies, procedures and internal accounting controls together with management’s responses thereto.

c. The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

d. Any significant difficulties or disputes with management encountered during the course of the audit.

e. Any other matters about the audit procedures or findings that the auditing and related professional practice standards of the Public Company Accounting Oversight Board require the auditors to discuss with the Committee.

f. The form of opinion the independent accountants propose to render to the Board and the Committee and shareholders.

6. Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

7. Recommend to the Board whether to include the audited financial statements in the Company’s Form 10-K.

8. Issue for public disclosure by the Company the report required by the rules of the SEC.

D.	Compliance Oversight Responsibilities

1. Obtain from the independent accountants assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

2. Administer the procedures set forth in Annex B relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3. Review all potential conflict-of-interest situations arising in respect to the Company’s affairs and involving the Company’s affiliates or employees, including all related party transactions (as such term is defined in relevant requirements of the NASDAQ National Market).

IV.  Committee Membership

The Committee shall be comprised of three or more directors as determined by the Board, each of whom:

1. Shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

2. Shall be or shall become (within a reasonable period of time after his or her appointment) “financially literate,” as such qualification is interpreted by the Board.

3. Shall have a basic understanding of finance and accounting practices and shall be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which the Company’s securities are traded or quoted (i.e., the NASDAQ National Market), Section 10A(m)(3) of the Exchange Act and the rules of the SEC. In addition, at least one member of the Committee shall have accounting or related financial management experience.

The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

V.	Meetings

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Chairman of the Committee may call a Committee meeting whenever deemed necessary and shall be responsible for meeting with the independent accountants at their request to discuss the interim financial results. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Annex A

Hiring Guidelines for Employees of the Independent Public Accounting Firm

The Audit Committee has adopted the following practices regarding the hiring by the Company of any employee of its independent public accounting firm who participated in any capacity in the audit of the Company.

1. No member of the audit team that is auditing the Company can be hired by the Company in a financial reporting oversight role (as defined in the SEC’s Regulation S-X) for a period of one year following association with that audit.

2. The Company’s Chief Financial Officer shall report annually to the Audit Committee the profile of the preceding year’s hires from the independent accountants.

Annex B

Procedures for the Submission of Complaints or Concerns
Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls or Auditing Matters

1. The Company shall forward to the Audit Committee of the Board of Directors any complaints or concerns that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2. The Company shall establish and publish on its website an e-mail address for receiving complaints or concerns related to financial statement disclosures, accounting, internal accounting controls or auditing matters. The Company may engage the services of a third-party service provider to receive such complaints on behalf of the Company via telephone, email or other appropriate method.

3. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of the Chief Compliance Officer, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” Employees may deposit such envelope in the Company’s internal mail system or deliver it by hand to the Chief Compliance Officer. If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate.

4. The Audit Committee shall review and consider any such complaints and concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5. The Audit Committee may request special treatment for any complaint or concern, including the retention of outside counsel or other advisors.

6. The Audit Committee shall retain any such complaints or concerns for a period of no less than 5 years.

7. The Company’s Code of Business Conduct and Ethics prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve business conduct or ethical concerns.

Appendix B

Amended Stock Option Plan

Patriot Capital Funding, Inc.
Amended Stock Option Plan

1.	Purpose of the Plan

The purpose of this Amended Stock Option Plan (this “Plan”) is to advance the interests of Patriot Capital Funding, Inc. (the “Company”) by providing to directors of the Company and to key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. Options granted under this Plan may qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration

This Plan shall be administered by a committee (the “Committee”) comprised of at least two (2) members of the Company’s Board of Directors who each shall be (a) a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not an “interested person,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”), and (c) an “outside director” as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by “outside directors” to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.	Shares Subject to the Plan

The shares subject to option and the other provisions of this Plan shall be shares of the Company’s common stock, par value $.01 per share (the “shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 2,431,677 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.	Participants

(a) Key Employees.  The Committee shall determine and designate from time to time those key employees of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such officer to the Company, the present and potential contributions of such officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

(b) Non-Employee Directors.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act and then only in accordance with the terms and conditions of such order.

(c) Option Agreements.  Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.	Option Price

Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares shall not be less than 110% of such current fair market value.

6.	Option Period

Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares, shall not exceed five years.

7.	Payment for Shares

Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order).

8.	Transferability of Options

Options shall not be transferable other than by will, instestacy, or as otherwise permitted by the Act, provided that a transfer will not be permitted to the extent that it would result in adverse tax consequences for the optionee under Section 83 or Section 422 of the Code.

9.	Termination of Options

All rights to exercise options shall terminate one-hundred eighty days (180) after any optionee ceases to be a director or a key employee of the Company except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee’s termination date. Notwithstanding the foregoing, however, where an optionee’s service as a director or key employee of the Company terminates as a result of the optionee’s death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee’s total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

10.	Effect of Change in Stock Subject to the Plan

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be adjusted as determined by the Committee to reflect any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the shares after adoption of the Plan.

11.	General Restriction

Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors or the rules and regulations of the Securities and Exchange Commission, including Regulation BTR, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

12.	Miscellaneous Provisions

(a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

(b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or key employee any optionee, and the right of the Company to terminate the employment of any key employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

(c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

(d) For purposes of the Plan, the fair market value means, with respect to a share, if the shares are then listed and traded on a national securities exchange or quoted on a national securities association, the closing sales price of a share on such exchange or association on the date of grant of an option. If the shares are not traded on a national securities exchange or association, then the fair market value, with respect to a share, shall mean the current net asset value of a share.

(e) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

(f) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

(g) The grant of any option under this Plan in violation of the Act shall be null and void.

(h) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

(i) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to the Company’s Chief Financial Officer, 274 Riverside Avenue, Westport, CT 06880; and, if to an optionee, in care of the optionee at his or her last address on file with the Company.

(j) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of the State of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(k) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

13.	Change of Control

In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control.

“Change in Control” means the occurrence of any of the following events:

(i) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent or more of the combined voting power of the

Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The individuals who, as of the date hereof are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in Act, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

(I) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent of the combined voting power of the outstanding voting securities of (1) the corporation resulting from the Merger (the “Surviving Corporation”) if fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a “Parent Corporation”), or (2) if there is one or more Parent Corporations, the ultimate Parent Corporation,

(II) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation or (2) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

(III) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent or more of the combined voting power of the then outstanding voting securities of (1) the Surviving Corporation or (2) the ultimate Parent Corporation.

Each transaction described in clauses (I) through (III) above shall herein be referred to as a “Non-Control Transaction.”

(B) A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

(C) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (1) a transfer to a Subsidiary, (2) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (3) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

14.	Amendment and Termination

The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

15.	Effective Date of the Plan

The Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, and (2) approval of this Plan by the shareholders of the Company.

PATRIOT CAPITAL FUNDING, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Richard P. Buckanavage and Timothy W. Hassler, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Patriot Capital Funding, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Dolce Norwalk Conference Center, 32 Weed Avenue, Norwalk, Connecticut 06850, on June 14, 2006 at 10:00 a.m., Eastern Daylight Savings Time, and at all adjournments thereof, as indicated on this proxy.

FOR ALL EXCEPT
NOMINEES CROSSED
1.	FOR	☐	WITHHELD ALL	☐	OUT ☐

To elect:
Steven Drogin
Mel P. Melsheimer
Richard A. Sebastiao

to serve as directors (except as marked to the contrary) for the Company for a three-year term expiring in 2009 or until their successors are elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list above.

2.	FOR	☐	AGAINST	☐	ABSTAIN	☐

To ratify the selection of Grant Thornton LLP as the Company’s registered independent public accounting firm

3.	FOR	☐	AGAINST	☐	ABSTAIN	☐
     To approve the issuance of 1,130,181 shares of common stock upon exercise of options to be granted pursuant to the Company’s Stock Option Plan
     If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.
Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.